  EXHIBIT 10.1

Strictly Private & Confidential

TERM SHEET

FOR CONTRACT MANUFACTURING SERVICES BETWEEN

BLOSSOM AND ALLIED CORP

27 October 2023

1.	Parties

Allied Corp

Headquarters: 1405 St. Paul Street, #201, Kelowna, BC V1Y 2E4 Canada

Contacts: Michael Moses michael@allied.health

Or

Allied Colombia S.A.S

Headquarters: Carrera 49 # 54 73 Barrio Pan de Azucar, Bucaramanga, Colombia

Contacts: Benjamin Rocha benjamin@allied.health

(Both individually or jointly known as “Allied”) and

Blossom Genetics Unipessoal Lda (“BLOSSOM”)

Head Office Address: Av. Infante Dom Henrique 26, 1149-096 Lisboa VAT No: 515982555

Contacts:

Oskar Fletcher - CEO Phone: +447702086515

Email: ofletcher@blossomgentics.com

Naeem Dungarwalla - CFO Phone: +447906492333

E-mail: ndungarwalla@blossomgenetics.com

Web page: www.blossomgenetics.com

2.	Services	Blossom shall provide end to end service for processing GACP cannabis flower to EU-GMP complaint final product medical cannabis, according to the current regulations in “Eudralex: Volume

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4 Medicinal Products for Human and Veterinary Use: Good Manufacturing Practice and the Annex 7: Manufacture of Herbal Medicinal Product”.

Blossom, EU-GMP certified and license manufacturer of medical cannabis, will provide the following services:

•           Processing: Transforming GACP cannabis into EU-GMP medical cannabis flower

•        Testing: Regulatory testing required for valid batch release under EU-GMP I & II

•        Packaging & Branding: White label services for EU-GMP final product release

•        Warehousing: Product Storage under EU-GMP standards to ensure shelf life

•        Batch Release: Batch release sign-off by qualified person in line with EU-GMP regulations

•        Logistics & Distribution: Providing global delivery services including all import & export filings

Details in the Annex A.

3.	Commercial

BLOSSOM shall use commercially reasonable efforts to perform the services and supply the product in quantities requested by ALLIED on the date requested.

ALLIED shall be solely responsible for its costs relating to distribution and promotion of the product.

4.	Supply Price & Services fee	Please refer to Annex B
5.	Forecasts	Please refer to Annex C.
6.	Payment Terms

Deposit - ALLIED shall pay for the order cost, 10% (ten per cent) of total order in advance after order placement and respective written confirmation by BLOSSOM and after sending the corresponding proforma invoice.

Processing & Packaging - ALLIED shall pay for the order cost, 40% (fourty per cent) once the COA results are back and Allied gives Blossom the green light to begin manufacturing. Thea final 50% (fifty per cent) will be payable upon final COA received and Final Product manufacture.

Logistics - ALLIED shall pay for the order cost, 100% (one hundred per cent) upon confirmation of the order placement.

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7.	Intellectual Property

ALLIED shall be solely responsible for ensuring that Product and artworks or text in packaging materials not infringe any third party’s Intellectual Property Rights in the territory of destination. In case of any claims arise, ALLIED shall be fully responsible and indemnify BLOSSOM.

8.	Termination	Each party shall have the right to terminate upon material breach by, or bankruptcy of, the other party.
9.	Diligence	Both parties shall undertake their respective responsibilities under the agreement in a business-like way and according to recognised standards.
10.	Confidentiality

Standard Clauses. Care required in controlling public notification of deal in order to safeguard commercial path of the project. Neither party shall be permitted to issue any press releases or other public announcements without the prior consent of the other party, unless required by applicable law.

11.	Insurance	Each party shall carry general and Product liability insurance or as appropriate such as care, custody and control insurance coverage.
12.	Dispute Resolution

Resolve through dialogue, then referral to CEOs (or their designee). If not resolved, parties shall agree be settled in accordance with the Rules of the ICC International Court of Arbitration by one or more arbitrators appointed in accordance with such Rules.

13.	Governing Law and Jurisdiction	Lisbon, Portugal

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IN WITNESS WHEREOF, the Parties have caused this Term Sheet to be executed by their respective duly authorized representatives.

BLOSSOM	ALLIED

/s/ Benjamin Rocha 10/31/2023

Signature:	Signature:

/s/ Oskar Fletcher	/s/ Calum Hughes
Oskar Fletcher, CEO	2023-10-26
Date:	Date:

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